                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                         THE SWISS HELVETIA FUND, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                        THE SWISS HELVETIA FUND, INC.
                              EXECUTIVE OFFICES
                               630 FIFTH AVENUE
                                  SUITE 915
                           NEW YORK, NEW YORK 10111

                                    ------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 15, 1996

                                    ------

To our Stockholders:

   Notice is hereby given that an Annual Meeting of Stockholders of The Swiss Helvetia Fund, Inc. (the "Fund") will be held at 10:30 a.m. on May 15, 1996 at The Drake Swissotel, Empire Suite, 440 Park Avenue, New York, New York 10022, for the following purposes:

       1. To elect three Class II Directors to serve for a three-year term.

       2. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the calendar year ending December 31, 1996.

       3. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

       Only holders of Common Stock of record at the close of business on March 26, 1996 are entitled to notice of and to vote at this Meeting or any adjournment thereof.

                                                               Paul R. Brenner
                                                                     Secretary

Dated: April 2, 1996

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT TO THE FUND. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                        THE SWISS HELVETIA FUND, INC.
                              EXECUTIVE OFFICES
                               630 FIFTH AVENUE
                                  SUITE 915
                           NEW YORK, NEW YORK 10111

                        Annual Meeting of Stockholders
                                 May 15, 1996

                                    ------
                               PROXY STATEMENT
                                    ------

   This Proxy Statement is furnished by the Board of Directors of The Swiss Helvetia Fund, Inc. (the "Fund") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:30 a.m. on May 15, 1996 at The Drake Swissotel, Empire Suite, 440 Park Avenue, New York, New York 10022. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

   If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted FOR the election of Directors and FOR the other proposals. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund revoking it, by submitting a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

   The close of business on March 26, 1996 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had 12,261,692 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 2, 1996.

   The date of this Proxy Statement is April 2, 1996.

                            ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

   The Fund's Certificate of Incorporation (the "Certificate") provides for three classes of Directors with overlapping three-year terms. The number of Directors is currently ten and is divided into two classes of three each and one class of four. The Class II directors were elected in 1993 to serve until the Annual Meeting in 1996. Thus, the Class II nominees are the only nominees to be considered for election at the Meeting and if elected each will serve a three-year term of office until the Annual Meeting in 1999, or until his respective successor shall be elected and shall qualify.

   Unless authority is withheld, it is the intention of the persons named in the form of proxy to vote each proxy FOR the election of the three Class II nominees listed below. Each Class II nominee has indicated he will serve, if elected, but if any such nominee should be unable to serve, proxies will be voted for an alternate, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a Director. Each of the Class II nominees is currently a member of the Board of Directors.

REQUIRED VOTE

   In accordance with Delaware law and the Fund's Certificate of Incorporation and By-laws, Directors are elected by a plurality of the votes cast at the Meeting by the Stockholders entitled to vote. Abstentions and broker non-votes will not be included in determining the number of votes cast in a Director's favor. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.

   The Board of Directors recommends a vote FOR Proposal 1.

CERTAIN INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

   The following table shows certain information about each person nominated for election, and each person continuing as a Director and each person who currently serves as an Executive Officer of the Fund, including their beneficial ownership of Common Stock of the Fund. Except as otherwise indicated, all of the information is as of December 31, 1995. All of the Directors and Executive Officers of the Fund have served the Fund in the capacities listed since 1987, except as follows: The Baron Hottinger was Chairman of the Board of Directors of the Fund from 1987 to 1989 and Mr. Paul Hottinguer was elected Chairman in 1989. Mr. Claude Mosseri-Marlio was first elected as a Director by the Board of Directors in March 1993 to fill a vacancy on the Board. He was elected to a full three year term as a Class III Director by the Stockholders at the 1994 Annual Meeting. Mr. Alexandre de Takacsy and Mr. Donald M. Wilkinson, Jr. resigned as Class I and Class III Directors, respectively, on February 8, 1994 and the Board determined not to fill the vacancy for the unexpired portion of the term of each such former Director at that time. On September 21, 1995, the Board determined to fill the vacancies created by the resignations of Messrs. de Takacsy and Wilkinson by electing Mr. Claude W. Frey and Stephen K. West, Esq. as their respective successors. Mr. Rodolphe E. Hottinger was elected Executive Vice President and Chief Operating Officer on May 17, 1994. Mr. Rudolf S. Millisits was elected Vice President on September 21, 1995.

                              CLASS II DIRECTORS
                    (NOMINEES FOR TERMS EXPIRING IN 1999)

                                                                      Principal                             Shares of
                                     Position                    Business Experience                      Common Stock
                                       with                       and Directorships                    Beneficially Owned
           Name              Age       Fund                     During Past Five Years                   at Dec. 31 1995(1)
 ------------------------   -----   ----------    ---------------------------------------------------   ------------------
Mr. Jean-Louis Gillieron     79      Director    President: Sulzer Infra from 1981 to 1991;                   4,000
La Forest                                        Director: Credit Parisien and Finter Bank (France)
45700 Montcresson                                from 1981 to 1991; President: George Fischer
France                                           (France) from 1971 to 1981; Director: Camille Bauer
                                                 (France).

                                                                      Principal                             Shares of
                                     Position                    Business Experience                      Common Stock
                                       with                       and Directorships                    Beneficially Owned
           Name              Age       Fund                     During Past Five Years                   at Dec. 31 1995(1)
 ------------------------   -----   ----------    ---------------------------------------------------   ------------------
*The Baron Hottinger         61      Director    General Partner: Hottinger & Cie (Zurich);                     45,000(2)
Hottinger & Cie                                  President: Banque Hottinguer (Paris), Sofibus
Dreikonigstrasse 55                              (Paris) (real estate); Vice President and Director:
8027 Zurich                                      Finan- ciere re Hottinguer (holding company);
Switzerland                                      Administrator: Investissement Hottinguer S.A.
                                                 (holding company), AXA, AXA Assurances IARD, UNI
                                                 Europe Assurances, AXA Assurances Vie, UNI Europe
                                                 Vie, Alpha Assurances Vie, Finaxa, Hottinger
                                                 International Fund -- "U.S. Growth Fund" (publicly
                                                 held Luxembourg mutual fund), ECU Invest (publicly
                                                 held Luxembourg mutual fund), Hottinguer Gestion
                                                 (Luxembourg) (investment advisor); Director:
                                                 Alliance Capital Management Corp., Donaldson,
                                                 Lufkin & Jenrette, Inc. (NY); Auditor: Didot
                                                 Bottin, Caisse d'Escompte du Midi, Financiere
                                                 Provence de Participations (FPP) (venture capital);
                                                 Managing Director: Intercom (holding company),
                                                 Sofides (real estate); Permanent Representative of
                                                 Banque Hottinguer to I.F.D. (Investissement Finance
                                                 et Developement), AXA to AXA Millesime and Axiva,
                                                 and of Cie Financiere SGTE to Schneider S.A.; Vice
                                                 President: Gaspee (real estate); Chairman of the
                                                 Board: AXA Belgium; Member of the Board: Conseil de
                                                 Surveillance of EMBA N.V. (holding company);
                                                 Chairman of the Board and Director: Hottinger
                                                 Capital Corp.

                                                                      Principal                             Shares of
                                     Position                    Business Experience                      Common Stock
                                       with                       and Directorships                    Beneficially Owned
           Name              Age       Fund                     During Past Five Years                   at Dec. 31 1995(1)
 ------------------------   -----   ----------    ---------------------------------------------------   ------------------
Samuel B. Witt, III,         60      Director    Senior Vice President and General Counsel:                   1,403
Esq.                                             Stateside Associates, Inc. since August 1993;
Stateside Associates,                            Samuel B. Witt, III, Attorney-at-Law, since August,
Inc.                                             1993; Partner: Womble Carlyle Sandridge & Rice from
2300 Clarendon Blvd.                             June, 1989 to August, 1993; Assistant Secretary:
Suite 407                                        Fortune Technologies, Inc. from 1990 until
Arlington, Virginia                              December, 1993; Trustee: The Williamsburg
22201-3367                                       Investment Trust since 1989; Member, Board of
                                                 Visitors: Virginia Military Institute since July,
                                                 1994; Director and Secretary: Stateside Associates,
                                                 Inc. since 1989 and Global Energy Management
                                                 Company, Inc. since 1991; Director: Decision Point
                                                 Marketing, Inc. since 1990 and U.S. Games since
                                                 October 1994; Vice President and Special Counsel:
                                                 R.J.R. Nabisco, Inc. from June, 1988 to June, 1989;
                                                 Vice President and Associate General Counsel:
                                                 R.J.R. Nabisco, Inc. from February, 1988 to June,
                                                 1988; Associate General Counsel: R.J.R. Nabisco,
                                                 Inc. from November, 1986 to June, 1988;
                                                 Vice-President, General Counsel and Secretary: R.J.
                                                 Reynolds Tobacco Company from August, 1981 to
                                                 November, 1986.


                             CLASS III DIRECTORS
                      (WHOSE TERMS WILL EXPIRE IN 1997)

                                                                        Principal                             Shares of
                                    Position                       Business Experience                      Common Stock
                                      with                          and Directorships                    Beneficially Owned
         Name             Age         Fund                        During Past Five Years                   at Dec. 31 1995(1)
 ---------------------   -----   ---------------    ---------------------------------------------------   ------------------
*Mr. Paul Hottinguer      53        Chairman,      General Partner: Hottinger & Cie (Zurich) and               45,000(2)
Hottinger & Cie                   Director and     Hottinguer & Cie (Paris) from 1969 to 1990;
Dreikonigstrasse 55                   Chief        President: Gaspee (real estate) since 1992,
8027 Zurich                         Executive      Financiere Hottinguer (holding company) since 1990,
Switzerland                          Officer       Financiere Provence Participations (venture capital
                                                   firm) since 1990, Drouot Securite since 1986,
                                                   Hottinguer Gestion (Luxembourg) (investment
                                                   advisor) since 1991, Hottinger International Fund
                                                   -- "U.S. Growth Fund" (publicly held Luxembourg
                                                   mutual fund), ECU Invest Sicav (publicly held
                                                   Luxembourg mutual fund); Vice-President and
                                                   Managing Director: Banque Hottinguer (Paris) since
                                                   1990, Societe pour le Financement de Bureaux et
                                                   d'Usines Sofibus (real estate) since 1982; Managing
                                                   Director: Intercom (holding company) since 1984;
                                                   Administrator: Investissement Hottinguer S.A. since
                                                   1989, Finaxa (Compagnie Financiere Drouot) since
                                                   1982, Alpha Assurances-Vie since 1992; Permanent
                                                   Representative: Hottinguer Finance to Ecofia,
                                                   Banque Hottinguer to Provence International
                                                   (publicly held French mutual fund), Banque
                                                   Hottinguer to PPC, Banque Hottinguer to Croissance
                                                   Britannia, Banque Hottinguer to Hottinguer Gestion,
                                                   Banque Hottinguer to Harwanne Allemagne; Chairman
                                                   of the Board: Strategic Committee of Norwich Union
                                                   (France); Member of the Board: Conseil de
                                                   Surveillance of EMBA N.V.; Vice Chairman of the
                                                   Board, Director and Member of Investment Committee:
                                                   Hottinger Capital Corp.

Henry B. Hyde, Esq.       80      Director         Partner: Wormser, Kiely, Galef & Jacobs (law firm)              642
711 Third Avenue                                   and predecessor firms since 1978.
19th Floor
New York, New York
10017

                                                                        Principal                             Shares of
                                    Position                       Business Experience                      Common Stock
                                      with                          and Directorships                    Beneficially Owned
         Name             Age         Fund                        During Past Five Years                   at Dec. 31 1995(1)
 ---------------------   -----   ---------------    ---------------------------------------------------   ------------------
Mr. Claude Mosseri-       65       Director        Financial consultant, portfolio management since              2,854
Marlio                                             1982; Managing Director: Winthrop Laboratories
6 bis rue de Cloitre                               1979-1982; Managing Director -- Europe, Middle East
Notre-Dame                                         and Africa: Mallinckrodt, Inc., 1975-1978.
75004 Paris, France

Stephen K. West, Esq.     67      Director and     Partner: Sullivan & Cromwell since 1964; Director:            3,000(3)
Sullivan & Cromwell                Counsel to      Pioneer Funds; AIM Management Group Inc.; Winthrop
125 Broad Street                      Non-         Focus Funds; ING America Life Insurance Company;
New York, NY 10005                 Interested      and The Netherlands Insurance Company.
                                   Directors
                                                     Class I Directors
                                              (Whose Terms Will Expire in 1998)

**Mr. Richard A.          59       Director        Tokai Bank Professor of Finance: London Business              7,713
Brealey                                            School and a Professor of the London Business
Sussex Place                                       School since 1973; Author: An Introduction to Risk
Regents Park                                       and Return for Common Stocks; and co-author:
London, NW1 4SA                                    Principles of Corporate Finance; Director: Sun Life
England                                            Assurance Company of Canada U.K. Holdings, PLC;
                                                   Tokai Derivative Products, Ltd.

Mr. Eric R. Gabus         68        Director,      Chairman: L'Express Communication (Neuchatel);                3,000
St. Dominique                         Vice         Director: Sopad-Nestle (Paris) from 1982 to 1993;
1815 Clarens                        Chairman       Member of the Foundation Yehudi Menuhin, Art Law
Switzerland                       (Non-Officer)    Center, Centre Europeon de la Culture, Pro C.I.C.R;
                                                   Deputy Chairman: Credit Suisse First Boston
                                                   (London) from 1982 to 1986; General Manager: Nestle
                                                   S.A. from 1969 to 1982.

Claude W. Frey            52       Director        President of the Swiss Parliament (1994-1995);                    0
Clos 108                                           Member of the Swiss Parliament since 1979; Chairman
2012 Auvernier                                     of the Board: Federation of Swiss Food Industries
Switzerland                                        since 1991; Association of Swiss Chocolate
                                                   Manufacturers since 1991; Swiss Association of
                                                   Biscuits and Sugar Confectioners Industries since
                                                   1991; Director: Federation of Swiss Employers'
                                                   Associations since 1995.


                               EXECUTIVE OFFICERS

                                                                         Principal                            Shares of
                                       Position                     Business Experience                     Common Stock
                                         with                        and Directorships                   Beneficially Owned
           Name              Age         Fund                      During Past Five Years                  at Dec. 31 1995(1)
 ------------------------   -----   --------------    -------------------------------------------------   ------------------
*Mr. Georges L. de           61       President      President, Chief Operating Officer and Chief                1,986
Montebello                                           Investment Officer: Hottinger Capital Corp. since
Hottinger Capital Corp.                              August 1987; Director: ECU Invest Sicav (publicly
630 Fifth Avenue                                     held Luxemburg mutual fund) and Provence
Suite 915                                            International (publicly held French mutual fund);
New York, New York                                   Director: Touax Finance Inc.
10111

*Mr. Rodolphe E.             39       Executive      Director: Banque Hottinguer (Paris), since 1990;           45,000(2)
Hottinger                                Vice        Managing Partner: Hottinger & Cie (Zurich), since
Hottinger & Cie                       President,     1987; Vice President: Hottinger Brothers & Co.,
3 Place des Bergues                     Chief        Inc., March 1982 to 1990; Vice Chairman of the
C.P. 395                              Operating      Board, Director, Chief Executive Officer and
CH-1201 Geneva                         Officer       Member of Investment Committee: Hottinger Capital
Switzerland                                          Corp.

*Mr. Rudolf S. Millisits     38    Vice President    Executive Vice President and Compliance Officer:              260
Hottinger Capital Corp.                              Hottinger Capital Corp. ("HCC") since Sept. 1994;
630 Fifth Avenue                                     Assistant Secretary: HCC, since August 1995;
Suite 915                                            Executive Vice President: Hottinger U.S., Inc.
New York, NY 10111                                   since September 1994; Vice President and
                                                     Portfolio Manager: Hottinger & Cie since 1993;
                                                     Assistant Vice President and Investment Advisor:
                                                     Credit Suisse Geneva.

*Mr. Edward J. Veilleux      52     Vice President   Principal, Alex. Brown & Sons Incorporated since                0
Alex. Brown & Sons                       and         1989; President, Investment Company Capital Corp.
Incorporated                          Treasurer      since 1987; Executive Vice President, Alex. Brown
135 East Baltimore                                   Cash Reserve Fund since 1987; Vice President,
Street                                               Armata Financial Corp. since 1991 and of Flag
Baltimore, Maryland                                  Investors Funds since 1984.
21202

*Mr. Brian C. Nelson         36    Vice President    Vice President, Alex. Brown & Sons Incorporated;                0
Alex. Brown & Sons                                   Vice President, Investment Company Capital Corp.;
Incorporated                                         Vice President and Secretary, Flag Investors
135 East Baltimore                                   Funds and Alex. Brown Cash Reserve Fund;
Street                                               Assistant Secretary, The Glenmede Fund.
Baltimore, Maryland
21202

                                                                        Principal                             Shares of
                                    Position                       Business Experience                      Common Stock
                                      with                          and Directorships                    Beneficially Owned
         Name             Age         Fund                        During Past Five Years                   at Dec. 31 1995(1)
 ---------------------   -----   ---------------    ---------------------------------------------------   ------------------
*Paul R. Brenner, Esq.       53    Secretary         Paul R. Brenner, Attorney-at-Law since June 1993;          4,893
700 White Plains Road                                Counsel to the Fund since May 1994; Partner:
Suite 223                                            Kelley Drye & Warren (General Counsel to the
Scarsdale, New York                                  Fund) 1977 to 1993 (commenced medical sabbatical
10583                                                from Kelley Drye & Warren in June 1993).

- ------

1 All Directors and Executive Officers as a group (6 persons) owned less than 1% of the outstanding Common Stock of the Fund. Share numbers in this proxy statement have been rounded to the nearest whole share.

2 Hottinger & Cie (Zurich), a partnership, owns 31,568 shares of the Fund and Hottinger Capital Corp., the Fund's Investment Advisor, owns 13,432 shares of the Fund. Paul Hottinguer and The Baron Hottinger are brothers, and Rodolphe Hottinger is the son of The Baron. Paul Hottinguer, The Baron Hottinger and Rodolphe Hottinger are controlling partners of Hottinger & Cie (Zurich) and controlling shareholders and directors of Hottinger Capital Corp. and therefore share voting and investment power in connection with the 45,000 shares of the Fund owned by Hottinger & Cie (Zurich) and Hottinger Capital Corp.

3  As of March 25, 1996.

* Indicates "Interested Person", as defined in the Investment Company Act of 1940 (the "1940 Act"). Paul Hottinguer and The Baron Hottinger are brothers and Rodolphe Hottinger is the son of The Baron. Paul Hottinguer, The Baron Hottinger and Rodolphe Hottinger are "Interested Persons" because of their affiliation with Hottinger & Cie (Zurich) and Hottinger U.S., Inc., controlling persons of Hottinger Capital Corp. ("HCC"), the Fund's Investment Advisor; Georges L. de Montebello is an "Interested Person" because he is President of the Fund and because of his affiliation with HCC; Rudolf S. Millisits is an "Interested Person" because he is Vice President of the Fund and because of his affiliation with HCC; Edward J. Veilleux is an "Interested Person" because he is Vice President and Treasurer of the Fund; Brian C. Nelson is an "Interested Person" because he is Vice President of the Fund; and Paul R. Brenner is an "Interested Person" because he is Secretary of and Counsel to the Fund, Counsel to HCC and was formerly a partner in Kelley Drye & Warren, which serves as General Counsel for the Fund.

** On February 1, 1996, Richard A. Brealey tendered his resignation as a
   Director of the Fund to become effective immediately following the May, 1996 Meeting of the Board of Directors. The Board of Directors has not yet determined whether or not it will fill the vacancy which will result from Mr. Brealey's resignation. Under the Fund's By-Laws, the remaining Directors may fill any vacancy which occurs on the Board. If the Board chooses to fill the vacancy, the person elected will hold office for the unexpired portion of Mr. Brealey's term, or until the 1998 Annual Meeting. The Proxy solicited hereby does not confer authority to vote for Mr. Brealey's successor.

   The Executive Officers of the Fund are elected annually by the Board of Directors at their Meeting following the Annual Meeting of Stockholders.

   The Board of Directors has an Audit Committee whose current members are Messrs. Witt, Brealey and Gillieron. The Audit Committee makes recommendations to the full Board with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement. The Audit Committee held four meetings during the past calendar year. The Board of Directors also has a Nominating Committee whose current members are Messrs. Gabus, Hyde, and Mosseri-Marlio. The principal function of the Nominating Committee is to recommend to the Board nominees for election as Directors. The Nominating Committee held a meeting on March 14, 1996 to recommend to the non-interested Directors and to the Board of Directors the nominees for Class II Directors to be elected at the 1996 Annual Meeting. The Nominating Committee will consider nominees recommended by Stockholders if such recommendations are in writing and received by the Fund by the deadline for Stockholder proposals for the next Annual Meeting of Stockholders. Any such recommendations should be submitted to: Secretary, The Swiss Helvetia Fund, Inc., 630 Fifth Avenue, Suite 915, New York, New York 10111. The Board of Directors does not have a Compensation Committee.

   During the calendar year 1995, the Board of Directors met seven times. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of Meetings of the Board of Directors (held during the period for which he served as a Director) except for Messrs. Brealey and Hyde and, (ii) the total number of Meetings held by all Committees of the Board on which he served (during the periods that he served).

   Each Director who is not an interested person of the Fund or its investment advisor is currently paid an annual fee of $7,687.50, plus $750 for each Meeting of the Board of Directors attended and $750 for each Committee Meeting attended, if held separately. The Chairman of the Audit Committee receives an annual fee of $8,456.25 (in lieu of the $7,687.50 annual fee paid to other non-interested Directors), plus the same $750 meeting fee paid to the other non-interested Directors. The annual fee of non-interested Directors (including the annual fee paid to the Chairman of the Audit Committee) is adjusted annually, as of each October 1, by the adjustment in the Consumer Price Index "All Items Price Index
- -- National", for the preceding twelve month period. In addition, the Fund reimburses such Directors for certain out-of-pocket expenses, such as travel expenses in connection with Board Meetings. During the year ended December 31, 1995, all non-interested Directors as a group received from the Fund aggregate remuneration amounting to $111,347 and individual remuneration (exclusive of reimbursed expenses), as follows:

  Non-Interested Director                      Amount of Remuneration
- ---------------------------                    ----------------------
Richard A. Brealey  ........................         $ 14,297
Claude W. Frey  ............................         $      0
Eric R. Gabus  .............................         $ 25,297(2)
Jean-Louis Gillieron  ......................         $ 15,047
Henry B. Hyde, Esq.  .......................         $ 11,297
Claude Mosseri-Marlio  .....................         $ 15,047
Stephen K. West, Esq.  .....................         $  2,031
Samuel B. Witt, III, Esq. ..................         $ 28,331(2)
                                                     --------
TOTAL REMUNERATION:  .......................         $111,347
                                                     ========

- ------
(2) Inclusive of $12,500 paid as special compensation for services rendered as a member of a subcommittee of the non-interested Directors in connection with the 1995 Rights Offering referred to on page 10 of this Proxy Statement.

   During calendar year 1995, the Fund paid Paul R. Brenner, Esq., Secretary of, and Counsel to, the Fund $125,000 for legal services, excluding expenses, rendered to the Fund, including services rendered in connection with the 1995 Rights Offering referred to below.

   Under the securities laws of the United States, the Fund's Directors, its Executive (and certain other) Officers, its Investment Advisor and affiliated persons of its Investment Advisor and any other persons beneficially owning more than ten percent of the Fund's common stock are required to report their ownership of the Fund's common stock and any changes in that ownership to the Fund, the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Fund is required to report in this proxy statement any failure to file by these dates during 1995. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Fund during its most recent fiscal year, Forms 5 and amendments thereto furnished to the Fund with respect to its most recent fiscal year and written representations received from such persons, all of these requirements appear to have been satisfied by such persons during 1995, except that on January 18, January 19, March 6, March 7 and March 18, 1996, Hottinger Capital Corp., Hottinger & Cie (Zurich), Eric R. Gabus, Georges L. de Montebello and Jean-Louis Gillieron, respectively, each filed a Form 4 for the month of September, 1995 to correct inadvertent failures to report acquisitions of shares in connection with the 1995 Rights Offering referred to below. In addition, on March 18, 1996, Jean-Louis Gillieron filed Forms 4 for the months of October and December, 1995 to correct inadvertent failures to report the acquisition of 1,500 and 200 shares, respectively.

1995 RIGHTS OFFERING

   In its prospectus dated July 26, 1995, the Fund offered 3,075,000 shares of common stock through a non-transferrable rights offering, with Prudential Securities as dealer/manager. The subscription period for the transaction commenced on August 2, 1995 and ended on August 25, 1995. Following the tabulation of the subscriptions, it was determined that the Fund had received primary and oversubscription orders for 4,557,242 shares. The Board considered the authorization of a 25% oversubscription allotment, namely 768,750 additional shares, to satisfy a portion of the oversubscription orders. However, in order to protect the existing stockholders from incremental dilution, the Board did not authorize the over-subscription allotment. Accordingly, the Fund issued 3,075,000 shares of common stock pursuant to the Rights Offering at a formula price of $18.715 per share and realized approximately $54.6 million in net proceeds from the Offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   As of December 31, 1995, no stockholder, to the knowledge of management, beneficially owned more than 5% of the outstanding stock of the Fund.

INFORMATION ABOUT THE INVESTMENT ADVISORY AGREEMENT AND THE INVESTMENT
ADVISOR

   At the Annual Meeting of Stockholders held on May 10, 1988, the Investment Advisory Agreement between the Fund and Hottinger Capital Corp. ("HCC") was approved by the Stockholders for the period ending August 17, 1989. The Investment Advisory Agreement was unanimously approved by the Board of Directors of the Fund, including a majority of the Directors who were not parties to the Investment Advisory Agreement or interested persons of the Investment Advisor annually from 1989 through 1993 for one year periods ending in August of the year following approval. As discussed below, at a Special Meeting of Stockholders held on February 8, 1994, the Investment Advisory Agreement was approved by the Stockholders for the period ending August 17, 1995. The Investment Advisory Agreement was unanimously approved by the Board of Directors of the Fund, including a majority of the Directors who were not parties to the

Investment Advisory Agreement or interested persons of the Investment
Advisor, on May 15, 1995 for the one year period August 18, 1995 through August 17, 1996. In making their decisions, the Directors considered information relating to, among other things, the nature, quality and scope of the services to be provided to the Fund by HCC and comparative data with respect to advisory and management fees paid by other closed-end funds that invest primarily in securities of foreign issuers of a specified foreign country or foreign region; the fees paid to HCC; the financial condition of HCC; and the continuity of management and operations of HCC.

   Since the organization of the Fund in 1987, each of Hottinger & Cie (Zurich), a Swiss private bank, and Wilkinson & Hottinger, Inc., a Delaware corporation ("W&H"), owned 50% of the outstanding capital stock of HCC. On November 17, 1993, Hottinger U.S., Inc. ("Hottinger U.S."), an affiliate of Hottinger & Cie (Zurich), and W&H entered into an agreement (the "Restructuring Agreement") providing for the acquisition by Hottinger U.S. of the 50% of the capital stock of HCC then owned by W&H (the "Acquisition"). The Baron Hottinger, Paul Hottinguer, Rodolphe Hottinger and entities controlled by the Hottinger family, including Banque Hottinguer (Paris), Hottinger & Cie (Zurich) and Hottinger U.S. are hereinafter referred to as the "Hottinger Group." The closing of the Acquisition was subject to obtaining the approval of the Stockholders of the Fund described below.

   The acquisition of 50% of HCC's outstanding capital stock by the Hottinger Group was considered an "assignment" of the Investment Advisory Agreement and in accordance with the terms of the Agreement and as provided by the 1940 Act, the Agreement would have terminated unless approved by the Fund's Stockholders. On November 17, 1993, the Board of Directors of the Fund (including the non-interested Directors) utilizing the criteria set forth in the second preceding paragraph, unanimously approved and recommended that the Stockholders of the Fund approve the Investment Advisory Agreement for the period from the closing date of the Acquisition through August 17, 1995. On February 8, 1994, the Stockholders of the Fund approved the Investment Advisory Agreement. Immediately thereafter, the Acquisition closed and the Hottinger Group now owns 100 percent of the outstanding capital stock of HCC.

   Section 15(f) of the 1940 Act provides that an investment advisor to an investment company which is registered under the 1940 Act (or an affiliated person of such investment advisor) may receive any amount or benefit in connection with a sale of securities or any other interest in such investment advisor which results in an assignment of an investment advisory contract, provided that, for a three year period thereafter, at least 75% of the board of directors of the registered investment company for which such investment advisor rendered services are non-interested persons of the investment advisor, as defined by the 1940 Act, and the transaction does not impose an unfair burden on such registered investment company. Under the terms of the Restructuring Agreement, the Hottinger Group has agreed to use its best efforts to ensure that, for a period of three years from the February 8, 1994 closing date of the Acquisition, at least 75% of the Directors of the Fund will not be interested persons of HCC or persons who have been interested persons of HCC. As a result, on February 8, 1994, Alexandre de Takacsy and Donald M. Wilkinson, Jr. who were affiliated with HCC, resigned from the Board of Directors of the Fund. On September 21, 1995, the Board determined to fill the vacancies created by Messrs. de Takacsy and Wilkinson by electing Mr. Claude W. Frey and Stephen K. West, Esq. as their respective successors. Both Mr. Frey and Mr. West are non-interested persons of the Investment Advisor. Accordingly, the Board of Directors is comprised of ten Directors, 80% of whom are the present eight non-interested Directors and two of whom are The Baron Hottinger and Paul Hottinguer. Following the effective date of Mr. Brealey's resignation from the Board of Directors and until the Board of Directors fills the vacancy created by such resignation (if it decides to fill such vacancy) 78% of the then nine Directors will constitute non-interested Directors. For a description of the services provided to the Fund by HCC, see "Terms of the Investment Advisory Agreement."

   HCC, whose principal office is located at 630 Fifth Avenue, Suite 915, New York, New York 10111, is a corporation organized under the laws of the State of Delaware, and is 100% owned by the Hottinger Group. Hottinger & Cie (Zurich), Dreikonigstrasse 55, 8027 Zurich, Switzerland, provides for its customers a full range of investment services including international portfolio management and corporate finance. Hottinger & Cie (Zurich) is a partnership whose partners are The Baron Hottinger, Paul Hottinguer, Rodolphe Hottinger and Frederic Hottinger. Hottinger U.S. is indirectly owned by a corporation of which The Baron Hottinger, Paul Hottinguer and Rodolphe Hottinger own a greater than 70% interest.

   Certain information regarding the directors and principal executive officers of HCC as of December 31, 1995 is set forth below.

       Name and Address                    Position with HCC                       Principal Occupation
 ----------------------------   ---------------------------------------   ---------------------------------------
The Baron Hottinger            Chairman of the Board and Director.       General Partner, Hottinger & Cie
Hottinger & Cie                                                          (Zurich); President, Banque Hottinguer
Dreikonigstrasse 55                                                      (Paris).
8027 Zurich
Switzerland

Rodolphe E. Hottinger          Vice Chairman of the Board, Director,     Managing Partner, Hottinger & Cie
Hottinger & Cie                Chief Executive Officer, and Member of    (Zurich); Director, Banque Hottinguer
3 Place des Bergues            Investment Committee.                     (Paris); President, Emba NV.
Geneva 1211
Switzerland

Paul Hottinguer                Vice Chairman of the Board, Director      General Partner, Hottinger & Cie
Hottinger & Cie                and Member of Investment Committee.       (Zurich); Managing Director, Banque
Dreikonigstrasse 55                                                      Hottinguer (Paris).
8027 Zurich
Switzerland

Alexandre de Takacsy           Vice Chairman of the Board, Director,     President, Hottinger U.S., Inc.; Senior
Banque Hottinguer              and Secretary.                            Advisor to the Hottinger Group.
38 Rue de Provence
75009 Paris
France

Georges L. de Montebello       President, Director, Chief Operating      President, Director, Chief Operating
Hottinger Capital Corp.        Officer and Chief Investment Officer.     Officer and Chief Investment Officer of
630 Fifth Avenue                                                         Hottinger Capital Corp.
Suite 915
New York, NY 10111

Rudolf S. Millisits            Executive Vice President, Portfolio       Executive Vice President, Portfolio
Hottinger Capital Corp.        Manager, Member of Investment Committee   Manager, Member of Investment Committee
630 Fifth Avenue               and Chief Compliance Officer.             and Chief Compliance Officer of
Suite 915                                                                Hottinger Capital Corp.
New York, NY 10111

       Name and Address                    Position with HCC                       Principal Occupation
 ----------------------------   ---------------------------------------   ---------------------------------------
Frederic Hottinger             Director                                  Director, Banque Hottinguer (Paris);
Banque Hottinguer                                                        General Partner, Hottinger & Cie
38 Rue de Provence                                                       (Zurich).
75009 Paris
France

Philippe Hottinger             Director                                  Director, Banque Hottinguer (Paris).
Banque Hottinguer
38 Rue de Provence
75009 Paris
France

Henri Stalder                  Director                                  Member of Investment Committee of
Hottinger et Cie                                                         Hottinger Capital Corp.
Dreikonigstrasse 55
8027 Zurich
Switzerland

Thomas O. Mueller              Treasurer                                 Treasurer, Wilkinson O'Grady & Co.,
Hottinger Capital Corp.                                                  Inc.
520 Madison Avenue
New York, NY 10022


TERMS OF THE INVESTMENT ADVISORY AGREEMENT

   Under the Investment Advisory Agreement, HCC, subject to the supervision of the Fund's Board of Directors and in accordance with the Fund's investment objectives, policies and restrictions, determines securities suitable for investment by the Fund, makes investment decisions and places purchase and sale orders. The services of HCC to the Fund are not exclusive, it being free to render investment advisory services to others.

   Prior to September 8, 1995, the Investment Advisory Agreement provided that the Fund would pay HCC an advisory fee at an annual rate of 1.00% of the Fund's month-end net assets up to $60 million, 0.90% of such assets between $60 million and $100 million and 0.80% of such assets in excess of $100 million, computed and payable at the end of each calendar month. Effective September 8, 1995, the Investment Advisory Agreement was modified to provide that the Fund will pay to HCC an advisory fee at an annual rate of 1.00% of the Fund's month-end net assets up to $60 million, 0.90% of such assets between $60 million and $100 million, 0.80% of such assets between $100 million and $200 million and 0.70% of such assets in excess of $200 million, computed and payable at the end of each calendar month. For the year ended December 31, 1995 HCC received advisory fees totaling $2,010,582 which represents an approximate rate of 0.87% of the Fund's average weekly net assets for the year. The advisory fee is higher than that charged to most other investment companies of comparable size which invest in U.S. securities but is generally comparable to fees paid by other investment companies that invest primarily in securities of foreign issuers of a specified foreign country or foreign region.

   The Investment Advisor will not be liable for any error of judgment or for any loss suffered by the Fund in connection with matters relating to the Investment Advisory Agreement. The Investment Advisor, however, will be liable for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard of, its obligations and duties under the Investment Advisory Agreement. The Investment Advisor will be liable for any loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act).

   The Investment Advisory Agreement provides that the Investment Advisor will bear all expenses of its employees and overhead incurred by it in connection with its duties thereunder. The Investment Advisor pays all salaries and fees of the Fund's Directors and Officers who are interested persons (as such term is defined in the 1940 Act) other than the salaries and fees of the employees of the Fund's Administrator or legal counsel. The Fund bears all of its own expenses, including but not limited to the following: fees and out-of-pocket travel expenses of the Fund's Directors who are non-interested persons (as such term is defined in the 1940 Act) and other expenses incurred by the Fund in connection with Directors' Meetings; interest expenses; taxes and governmental fees; brokerage commissions incurred in acquiring or disposing of the Fund's portfolio securities; membership dues to professional organizations; allocable premiums for fidelity bond and liability insurance coverages; expenses of preparing stock certificates; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; charges and expenses of the Fund's legal counsel and independent accountants; custodian, dividend disbursing and transfer agent expenses; expenses of obtaining and maintaining stock exchange listings of the Fund's shares; and the expenses of Stockholders' Meetings and preparing and distributing proxies and reports to Stockholders.

                     PORTFOLIO TRANSACTIONS AND BROKERAGE

   The primary objective in placing orders for the purchase and sale of securities for the Fund's portfolio is to obtain the best price together with efficient execution, taking into account such factors as commission, size of order, difficulty of execution and skill required of the broker. Brokerage commission rates in Switzerland are negotiable. Purchase and sale orders may be executed with any number of banks and brokers. The Fund may place brokerage orders with Hottinger & Cie (Zurich). The Fund's policy requires that commissions paid to Hottinger & Cie (Zurich) be reasonable and fair compared with commissions received by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. The Fund cannot engage in principal transactions with Hottinger & Cie (Zurich).

   During the year ended December 31, 1995, the Fund incurred aggregate brokerage commissions of 248,529 Swiss Francs (approximately $215,623). Of such amount, the Fund paid brokerage commissions to Hottinger & Cie (Zurich) amounting to 33,604 Swiss Francs (approximately $29,155) which constituted 13.5% of the Fund's aggregate brokerage commissions. Of the Fund's aggregate Swiss Franc amount of transactions involving the payment of commissions, 16.6% were effected through Hottinger & Cie (Zurich). (The dollar equivalents were computed on the basis of $1.1526 per Swiss Franc, the rate of exchange on December 31, 1995.)

   Subject to best execution, orders may be placed with banks and brokers, other than Hottinger & Cie (Zurich), who supply research, market and statistical information ("research" as defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and HCC. The Fund's commissions to such banks and brokers may not always represent the lowest obtainable commission rates, although they must be reasonable in relation to the benefits received. Hottinger & Cie (Zurich), an "affiliated person" of HCC under the 1940 Act, provides research to HCC. Research provided by others may be used by HCC in advising other clients. Conversely, if such information is provided to HCC by banks and brokers through whom their other clients effect securities transactions, such information may be useful to them in providing services to the Fund. Although research from banks and brokers may be useful to HCC, it will be only supplementary to its own efforts. For the calendar year ended December 31, 1995, transactions in portfolio securities of the Fund totaling 52,488,333 Swiss Francs (approximately $45,538,878) with associated brokerage commissions of approximately 134,094 Swiss Francs (approximately $116,340) were allocated to persons or firms supplying investment information and research to HCC.

   The Fund's Audit Committee and Board of Directors reviews periodically the brokerage commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits realized by the Fund.

   The rate of portfolio turnover for the year ended December 31, 1995 was approximately 10%.

                      SELECTION OF INDEPENDENT AUDITORS

                                 (PROPOSAL 2)

   A majority of the members of the Board of Directors who are non-interested Directors (as defined in the 1940 Act) of the Fund have selected Deloitte & Touche LLP ("D&T") as independent auditors for the Fund for the calendar year ending December 31, 1996. That firm, or a predecessor firm, has served as independent auditors for the Fund since 1987. A representative of D&T is expected to be present at the Meeting to answer appropriate questions concerning the Fund's financial statements and will have an opportunity to make a statement if he chooses to do so. It is intended that the persons named in the accompanying Proxy will vote FOR ratification of the selection of D&T as independent auditors. Although the submission of this matter to the Stockholders is not required by law, if this appointment is not ratified by the Stockholders, the Board of Directors will reconsider its selection of independent auditors.

REQUIRED VOTE

   The selection of the independent auditors will be ratified if approved by a majority of shares present in person or represented by proxy at the Meeting and entitled to vote thereon. Abstentions will have the same practical effect as a negative vote. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

   The Board of Directors recommends a vote FOR Proposal 2.

                                OTHER MATTERS

   No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of Stockholders properly arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interest of the Fund.

                            STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the Fund's Annual Meeting of Stockholders in 1997 must be received by the Fund on or before December 3, 1996, in order to be included in the Fund's proxy statement and form of proxy relating to that Meeting. Any such proposals should be submitted in writing to: Secretary, The Swiss Helvetia Fund, Inc., 630 Fifth Avenue, Suite 915, New York, New York 10111.

                        EXPENSES OF PROXY SOLICITATION

   The cost of preparing, assembling and mailing material in connection with this solicitation will be borne by the Fund. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund or HCC or by agents of the Fund or by telephone or telegraph. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their customers to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.

                                VOTING RESULTS

   The Fund will advise the Stockholders of the voting results of the matters voted upon at the Annual Meeting in the 1996 Semi-Annual Report to Stockholders.

                                ANNUAL REPORT

   The Fund will furnish, without charge, a copy of the Annual Report and the most recent Semi-Annual Report to any Stockholder upon written request addressed to the Fund.

   STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND.

                                                               Paul R. Brenner
                                                                     Secretary

Dated: April 2, 1996

                        THE SWISS HELVETIA FUND, INC.
                              Executive Offices
                               630 Fifth Avenue
                        New York, New York 10111-0001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Paul R. Brenner and Edward J. Veilleux as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of The Swiss Helvetia Fund, Inc. held of record by the undersigned on March 26, 1996 at an Annual Meeting of Stockholders to be held on May 15, 1996, or any adjournment thereof.

1. ELECTION OF DIRECTORS
          [ ]  For all nominees listed       [ ]  WITHHOLD AUTHORITY
               below (except as marked to         (to vote for all nominees
               the contrary below)                listed below)

(INSTRUCTION: To withhold authority for any individual nominee strike a line through the nominee's name on the list below).

Class II Directors: Jean-Louis Gillieron, The Baron Hottinger and Samuel B.
                               Witt, III, Esq.

2. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1996.
                  [ ] APPROVE     [ ] DISAPPROVE      [ ] ABSTAIN

3. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.
                             (Continued, and to be signed on the reverse side)

(Continued from other side)

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Proposals 1 and 2.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO THE FUND.

                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please provide the full
                                        name of the corporation and the
                                        signature of the authorized officer
                                        signing on its behalf.

                                        Dated:                         , 1996


                                        --------------------------------------
                                          Name of Corporation (if applicable)

                                        (By)
                                            ----------------------------------
                                                      (Signature)